NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces $9.0 Million Cash Distribution from the Peak Gold JV

FAIRBANKS, AK -- (December 19, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that the Peak Gold JV paid a cash distribution of $9.0 million to Contango on December 19, 2024. These proceeds relate to Contango’s 30% of profits from the processing Manh Choh ore from Campaign #3. In total, Contango has received $40.5 million in cash distributions from the Peak Gold JV since commencing the processing of Manh Choh ore in July 2024.

Production Statistics for 2024

Contango (30% basis)
Gold production	42,000	ounces (“oz”)
Silver production	16,330	oz
Gold delivered into hedges	21,100	oz
Gold sold at spot price	19,660	oz
Average blended realized gold price	$ 2,285	per oz
Total gold and silver sales (US$)	$ 95,411,875
Gold in recoverable inventory	1,240	oz

Rick Van Nieuwenhuyse, the Company’s President and CEO commented, “The Peak Gold JV completed three campaigns in 2024, with Contango’s 30% share of production in 2024 totaling approximately 42,000 ounces of gold and 16,300 ounces of silver, which greatly exceeded, by approximately 30%, the Company’s original guidance of 30,000 to 35,000 ounces of gold production for 2024. The Company’s share of the Manh Choh mine production in 2025 is expected to be 60,000 ounces of gold, with the Company expected to receive an average of 58,750 ounces of gold per year through 2028 for Contango’s share of production with estimated life of mine all-in sustaining costs of approximately $1,400 per ounce of gold sold. We plan to report the final 2024 financial results in March 2025.”

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, (ii) a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc., (iii) 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims and (iv) a 100% interest in approximately 145,000 acres of State of Alaska mining claims that give Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com